SECOND AMENDMENT TO DISTRIBUTORSHIP AGREEMENT


     THIS AMENDMENT, made this 1st day of June 2001, by and between Pensar Technologies, LLC, a Texas Limited Liability Company with its principal place of business at 4703 Shavano Oak, Suite 102, San Antonio, TX 78249 ("Pensar"); and International Test Systems, Inc. a Delaware Corporation.

     WHEREAS, Pensar and Distributor executed a Distributorship Agreement ("Agreement") on June 19, 1999 for the exclusive sale and marketing of a certain proprietary technology that enables the design and production of hardware and software products that, when coordinated, are used to test and troubleshoot components of printed circuit boards (the "Intellectual Property"); and

     WHEREAS, Pensar and Distributor desire to amend and modify this Agreement;

     NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


     The following sections of the Agreement are modified:

     6. Consideration:

     (a) Payments: This section is modified to provide that Distributor shall pay to Pensar a monthly distributorship fee of One Thousand Five Hundred Dollars ($1,500) up to and including July 30, 2000, and ceasing thereafter. The receipt and sufficiency of these payments are hereby acknowledged by the parties.

     16. Notices:

               This section is modified to provide that all references to Steven
          M. Kaplan, Esq., or Kaplan, Gottbetter & Levenson, LLP are deleted in their entirety. Hereinafter the parties agree that a copy of all notices be sent via certified mail or federal express, each with return receipt requested, to Sheila Corvino, Esq., 811 Dorset West Road, Dorset, VT 05251.

     The following sections are to be added to the Agreement:

     21. Option to Purchase Technology: Distributor shall have the right to purchase the Technology from Pensar at the Purchase Price as hereinafter described any time only during the first five years of the Initial Term of the Agreement. Thereafter the Purchase Price shall be subject to renegotiation.

          (b) Purchase Price of the Option: The price for Technology shall be the lesser of 75% of the then fair market as determined by an independent 3rd party appraiser of $375,000. Payment shall be made in US dollars.


     WITNESS the execution of this Agreement as of the date first above written.

PENSAR TECHNOLOGIES, LLC.

/s/ Carey Birmingham
--------------------------
Carey Birmingham
President

INTERNATIONAL TEST SYSTEMS, INC.

/s/ Carey Birmingham
--------------------------
Carey Birmingham
President